Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employees’ and Directors Equity Incentive Plan of Lions Gate Entertainment Corp. of our report dated May 17, 2002, with respect to the consolidated financial statements of Mandalay Pictures LLC included in the Annual Report (Form 10-K) of Lions Gate Entertainment Corp. for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California

December 8, 2003